Exhibit 5.2
[Hovnanian Enterprises, Inc. Letterhead]
January 25, 2011
Hovnanian Enterprises, Inc
110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
K. Hovnanian Enterprises, Inc
110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
Ladies and Gentlemen:
          I am Senior Vice President and General Counsel of Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), and of K. Hovnanian Enterprises, Inc., a California corporation (“K. Hovnanian”). A Registration Statement on Form S-3 (the “Registration Statement”) was filed by Hovnanian, K. Hovnanian and certain subsidiaries of Hovnanian (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the registration of (i) shares of Class A Common Stock of Hovnanian, par value $.01 per share, including the associated rights to purchase Series B Junior Preferred Stock initially attached to, and evidenced by certificates for, shares of Class A Common Stock (collectively, the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of Hovnanian, par value $.01 per share (“Preferred Stock”), which may be issued in the form of depositary shares evidenced by the depositary receipts (the “Depositary Shares”); (iv) warrants to purchase Preferred Stock (the

“Preferred Stock Warrants”); (v) warrants to purchase Depositary Shares (the “Depositary Shares Warrants” and together with the Common Stock Warrants and the Preferred Stock Warrants, the “Equity Warrants”); (vi) debt securities of Hovnanian, which may be senior (“Hovnanian Senior Debt Securities”), senior subordinated (“Hovnanian Senior Subordinated Debt Securities”) or subordinated (“Hovnanian Subordinated Debt Securities”) (collectively, the “Hovnanian Debt Securities”); (vii) warrants to purchase Hovnanian Debt Securities (the “Hovnanian Debt Security Warrants”); (viii) debt securities of K. Hovnanian, which may be senior (“K. Hovnanian Senior Debt Securities”), senior subordinated (“K. Hovnanian Senior Subordinated Debt Securities”) or subordinated (“K. Hovnanian Subordinated Debt Securities”) (collectively, the “K. Hovnanian Debt Securities” and, together with the Hovnanian Debt Securities, the “Debt Securities”) which, in each case, will be fully and unconditionally guaranteed by Hovnanian (the “Hovnanian Debt Guarantee”); (ix) warrants to purchase K. Hovnanian Debt Securities (the “K. Hovnanian Debt Security Warrants” and, together with the Hovnanian Debt Security Warrants, the “Debt Security Warrants”, and the Debt Security Warrants together with the Equity Warrants, the “Securities Warrants”), which will be fully and unconditionally guaranteed by Hovnanian (the “Hovnanian Warrant Guarantee”); (x) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the “Subsidiary Debt Guarantees” and together with the Hovnanian Debt Guarantee, the “Debt Guarantees”); (xi) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Security Warrants and the Equity Warrants (the “Subsidiary Warrant Guarantees” and together with the Hovnanian Warrant Guarantee, the “Warrant Guarantees,” and the Warrant Guarantees together with the Debt Guarantees, the “Guarantees”); (xii) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (xiii) units consisting of one or more of any of the

Debt Securities, Securities Warrants, Purchase Contracts, Preferred Stock, Depositary Shares or Common Stock (the “Units”), including in the case of K. Hovnanian, Units consisting of one or more K. Hovnanian Debt Securities or K. Hovnanian Debt Security Warrants (the “K. Hovnanian Units”); and (xiv) Common Stock, Preferred Stock, Depositary Shares, Debt Securities, and Debt Guarantees that may be issued upon exercise of Securities Warrants or Purchase Contracts or that may be issued upon exchange or conversion of Debt Securities, whichever is applicable. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Purchase Contracts, the Units, the Securities Warrants and the Guarantees are hereinafter referred to collectively (together with any additional securities that may be issued by Hovnanian and/or K. Hovnanian pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act)) as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies.
          In that connection, I have examined and relied upon the originals, or duplicates or certified or conformed copies identified to my satisfaction, of such corporate and other records, agreements, documents and other instruments and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of Hovnanian, K. Hovnanian and the Subsidiary Guarantors. In such examination, I have assumed the genuineness and authenticity of all documents examined by me and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to me and the truth and correctness of any representations and warranties contained therein.
          Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:
     1. When appropriate action is taken by the Board of Directors of K. Hovnanian, a duly constituted and acting committee thereof or duly authorized officers of K. Hovnanian (such Board of Directors, committee or authorized officers being referred to herein as the “K. Hovnanian Board”), the K. Hovnanian Senior Debt Securities will have been duly authorized and, when the indenture among K. Hovnanian, Hovnanian, as guarantor, the Trustee as shall be named therein (the “K. Hovnanian Senior Debt Trustee”) and the Subsidiary Guarantors, if applicable (the “K. Hovnanian Senior Indenture”), pursuant to which the K. Hovnanian Senior Debt Securities will be issued has been duly executed and delivered, the K. Hovnanian Senior Debt Securities, when duly executed by K. Hovnanian, authenticated by the K. Hovnanian Senior Debt Trustee in accordance with the terms of the K. Hovnanian Senior Indenture and issued and delivered against payment of the consideration therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the K. Hovnanian Senior Indenture relating thereto; and
     2. When appropriate action is taken by the K. Hovnanian Board, the K. Hovnanian Senior Subordinated Debt Securities will have been duly authorized and, when the indenture among K. Hovnanian, Hovnanian, as guarantor, the Trustee as shall be named therein (the “K. Hovnanian Senior Subordinated Debt Trustee”) and the Subsidiary Guarantors, if applicable (the “K. Hovnanian Senior Subordinated Indenture”), pursuant to which the K. Hovnanian Senior Subordinated Debt Securities will be issued has been duly executed and delivered, the K. Hovnanian Senior Subordinated Debt Securities, when duly executed by K. Hovnanian, authenticated by the K. Hovnanian Senior Subordinated Debt Trustee in accordance with the terms of the K. Hovnanian Senior Subordinated Indenture and issued and delivered against payment of the consideration therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the K. Hovnanian Senior Subordinated Indenture relating thereto; and
     3. When appropriate action is taken by the K. Hovnanian Board, the K. Hovnanian Subordinated Debt Securities will have been duly authorized and, when the indenture among K. Hovnanian, Hovnanian, as guarantor, the Trustee as shall be named therein (the “K. Hovnanian Subordinated Debt Trustee”) and the Subsidiary Guarantors, if applicable (the “K. Hovnanian Subordinated Indenture”), pursuant to which the K. Hovnanian Subordinated Debt Securities will be issued has been duly executed and delivered, the K. Hovnanian Subordinated Debt Securities, when duly executed by K. Hovnanian, authenticated by the K. Hovnanian Subordinated Debt Trustee in accordance with the terms of the K. Hovnanian Subordinated Indenture and issued and delivered against payment of the consideration therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the K. Hovnanian Subordinated Indenture relating thereto; and
     4. When appropriate action is taken by the K. Hovnanian Board, the K. Hovnanian Debt Security Warrants will have been duly authorized and, when the warrant agreement among K. Hovnanian, Hovnanian as guarantor, the warrant agent as shall be named therein and the Subsidiary Guarantors, if applicable, pursuant to which the K. Hovnanian Debt Security Warrants will be issued (the “Warrant Agreement”) has been duly executed and delivered, the K. Hovnanian Debt Security Warrants, when duly executed by K. Hovnanian in accordance with the terms of the Warrant Agreement and issued and delivered against payment of the consideration therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the Warrant Agreement relating thereto.
     5. When appropriate action is taken by the K. Hovnanian Board, the K. Hovnanian Units will have been duly authorized and, when the unit agreement among K. Hovnanian, Hovnanian, as applicable, and the unit agent named therein, pursuant to which the K. Hovnanian Units will be issued (the “Unit Agreement”) has been duly executed and delivered, the K. Hovnanian Units, when duly executed by K. Hovnanian in accordance with the terms of the Unit Agreement and issued and delivered against payment of the consideration therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the Unit Agreement relating thereto.
          Simpson Thacher & Bartlett LLP may rely upon this opinion letter insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of California.
          I am a member of the Bar of the State of New Jersey, and I do not express any opinion herein concerning any law other than the law of the State of New Jersey and the State of California.
          I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours, /s/ Peter S. Reinhart Peter S. Reinhart Senior Vice President and General Counsel